Exhibit 10.2

CONFIDENTIAL TREATMENT

      Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

Amendment N°7

TO

CONTRACT N° GINC-C-06-0300

By and Between

GLOBALSTAR, INC.

and

THALES ALENIA SPACE
FRANCE

This Amendment N°7 dated March 5th 2009  (the Amendment Effective Date)  to the Contract referenced GINC-C-06-0300 is made between Thales Alenia Space France, a Company organised and existing under the laws of France, having its registered office at 26 avenue Jean François Champollion 31100 Toulouse — FRANCE (“Contractor”) and Globalstar, Inc., a Delaware corporation with offices at 461 South Milpitas Blvd., Milpitas, California 95035, U.S.A. (“Purchaser”).

The Purchaser and the Contractor being hereinafter individually referred to as a “Party” or collectively as the “Parties”.

RECITALS

Whereas, the Parties recognize the continuing progress made by Purchaser towards completion of an Export Credit Facility for the purpose of financing a portion of this Contract, which loan will be backed by COFACE ; and

Whereas, the Parties acknowledge that certain actions were not completed by the Purchaser in meeting certain conditions set forth in Amendment 6 dated February 5th 2009; and

Whereas, as a result, the Parties wish to modify certain conditions of Amendment 6; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby modify the Contract as set forth herein:

Step 1: If on or before March 12th 2009, the conditions set forth in Section C of Amendment 6 are met, Contractor shall return to nominal performance of the Work on March 13th 2009and, as a consequence :

•                  The Contractual Required Delivery Dates of Spacecraft from Phase 1 and 2 shall be postponed by up to [*] calendar days set forth in Amendment 6 plus [*] additional calendar days,

•                  The PSR ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by the [*] calendar days set forth in Amendment 6 plus [*] additional calendar days,

•                  The Launch ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by the [*] calendar days set forth in Amendment 6 plus [*] additional calendar days,

Step 2: If by March 12th 2009, the conditions set forth in Section C of Amendment 6 are not met, the Parties agree to extend the Change Notice implementing a production schedule adjustment to include re-prioritization and re-schedule of the Work until April 1st 2009.  In that event, Purchaser shall pay Contractor Two Million US Dollars ($2,000,000) as set forth in Amendment 6, Article C(i). These $ 2,000,000 shall be paid by Purchaser to Contractor by fund swift transfer as specified in the Contract and shall be a condition precedent to the coming into force of this Step 2, failing which Article D of Amendment 6 shall become immediately applicable subject to the following changes :

•                  March 4th 2009 shall be read as March 12th 2009, and

•                  March 5th 2009 shall be read as March 13th 2009, and

•                  April 4th 2009 shall be read as April 13th 2009.

Upon receipt by Contractor of these 2,000,000 $ :

•                  The Contractual Required Delivery Dates of Spacecraft from Phase 1 and 2 shall be postponed by up to [*] calendar days set forth in Amendment 6 plus [*] additional calendar days for Step 1 and up to [*] additional calendar days for Step 2.

•                  The PSR ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by [*] calendar days set forth in Amendment 6 plus [*] additional calendar days for Step 1 and up to [*] additional calendar days for Step 2.

•                  The Launch ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by up to [*] calendar days set forth in Amendment 6 plus up to [*] additional calendar days for Step 1 and up to [*] additional calendar days for Step 2.

If, on April 1st 2009, the conditions set forth in Section C of Amendment 6 are met, Contractor shall return to nominal performance of the Work on April 2nd, 2009. If these conditions are met before April 1st, the following shall be applicable :

•                  The Contractual Required Delivery Dates of Spacecraft from Phase 1 and 2 shall be postponed by up to [*] calendar days set forth in Amendment 6  plus [*] additional calendar days for Step 1 plus one additional calendar day for each calendar day incurred under Step 2.

•                  The PSR ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by up to [*] calendar days set forth in Amendment 6 plus [*] additional calendar days for Step 1 plus one additional calendar day for each calendar day incurred under Step 2.

•                  The Launch ED2 Objective Dates of Spacecraft from Phase 1 and 2 shall be postponed by up to [*] calendar days set forth in Amendment 6 plus [*] additional calendar days for Step 1 plus one additional calendar day for each calendar day incurred under Step 2.

If on April 1st 2009 the conditions set forth in Article C of Amendment 6 are not met, Article D of Amendment 6 shall become immediately applicable subject to the following changes :

•                  March 4th 2009 shall be read as April 1st,2009, and

•                  March 5th 2009 shall be read as April 2nd, 2009, and

•                  April 4th 2009 shall be read as May 4th 2009.

Subsequent to Contractor’s return to nominal performance of the Work, the Parties shall review and optimize the schedule of activities to determine the appropriate schedule adjustments resulting from Amendment 6 and Amendment 7.

In addition, the Parties confirm their objective that with implementation of Early Delivery ED2 Scenario 3 and Scenario 4 referred to in document Ref G-000000813 dated January 20, 2009, to schedule the first launch to occur in Q4 2009.

Upon execution of this Amendment 7, Purchaser and Contractor agree that Contractor shall immediately draw-down from the Escrow Account an amount of [*] as payment of Invoice N°991093 corresponding to payment milestone N° 9b.

For clarification, the “Contractual Required Delivery Dates”, “PSR ED2 Objective Dates” and “Launch ED2 Objective Dates” refers to the dates in the table as set forth in Amendment 5.

A.           All of the terms, covenants and conditions of the Contract as may already have been amended shall remain in full force and effect except to the extent the same have been expressly amended or modified by the terms of this Amendment N°7.

B.             All capitalized terms not otherwise defined in this Amendment N°7 shall have the meanings for such terms as set forth in the Contract.

EXECUTION

In witness whereof, the Parties have duly executed this Contract Amendment.

Globalstar, Inc.		Thales Alenia Space France

By:	/s/ Anthony J. Navarra	By:	/s/ Blaise Jaeger

Name:	Anthony J. Navarra	Name:	Blaise Jaeger
Title:	President	Title:	EVP and General Manager BUTL
Date:	March 6, 2009	Date:	March 9, 2009